March 29, 2011
VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-0505

Re:	Old Mutual Absolute Return Institutional Fund, L.L.C.
             Registration Statement on Form N-2
            (File Nos. 333-165527 and 811-21998)

Ladies and Gentlemen:

On behalf of Old Mutual Absolute Return Institutional Fund, L.L.C. (the "Fund"), transmitted for filing pursuant to Rule 497 under the Securities Act of 1933 is a supplement to the Fund's Prospectus dated July 30, 2010.

Please call me at (212) 756-2131 with any questions or comments.

Very truly yours,

/s/ George M. Silfen
George M. Silfen